Exhibit 99.1

TITAN AWARDED NIDA GRANT FOR THE DEVELOPMENT OF A NALMEFENE IMPLANT FOR THE PREVENTION OF OPIOID ADDICTION RELAPSE

SOUTH SAN FRANCISCO, CA – September 10, 2018 – Titan Pharmaceuticals, Inc. (NASDAQ: TTNP) today announced that it has been awarded a two year grant of approximately $6.7 million from the National Institutes of Health’s National Institute on Drug Abuse (NIDA) for the development of a ProNeura™ based six-month implantable formulation of Nalmefene, an opioid antagonist, intended for the prevention of relapse to opioid addiction, following opioid detoxification. The grant provides approximately $2.7 million for the project from now through August 31, 2019, with the balance to be funded over the subsequent year, subject to satisfactory project progress, fund availability and certain other conditions.

“NIDA previously provided funds for an important Phase 3 trial of our approved product, Probuphine®, and we are grateful for this additional vote of confidence in our ProNeura technology as well as our ability to execute on another program for the treatment of opioid addiction,” said Titan’s Chief Scientific Officer and Principal Investigator of the project, Dr. Kate DeVarney.

Titan was awarded this grant following an in-depth evaluation by NIDA of the Company’s proposed research for scientific and technical merit. The grant provides approximately half of the expenses associated with the completion of non-clinical studies which, if successful, are expected to support the Company’s submission of a Nalmefene six-month implant Investigational New Drug Application to the U.S. Food and Drug Administration (FDA). Titan retains full commercial rights to the Nalmefene implant product.

“This NIDA grant serves as further validation of the importance of long-term treatment options in addiction medicine,” said Titan's President and CEO, Sunil Bhonsle. “As we continue to make progress in transitioning to a commercial company marketing Probuphine, we believe that our Nalmefene implant has the potential to become an important addition to our product portfolio for addressing opioid addiction, a global health emergency.”

About Titan Pharmaceuticals

Titan Pharmaceuticals, Inc. (NASDAQ:TTNP), based in South San Francisco, CA, is a commercial stage company developing proprietary therapeutics with its ProNeura™ long-term, continuous drug delivery technology. The company's lead product is Probuphine®, a novel and long-acting formulation of buprenorphine for the long-term maintenance treatment of opioid dependence. Approved by the FDA in May 2016, Probuphine is the first and only commercialized treatment of opioid dependence to provide continuous, around-the-clock blood levels of buprenorphine for six months following a single procedure. The ProNeura technology also has the potential to be used in developing products for treating other chronic conditions such as Parkinson's disease and hypothyroidism, where maintaining consistent, around-the-clock blood levels of medication may benefit the patient and improve medical outcomes. For more information about Titan, please visit www.titanpharm.com.

Forward-Looking Statements

This press release may contain "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements include, but are not limited to, any statements relating to our product development programs and any other statements that are not historical facts. Such statements involve risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. Factors that could cause actual results to differ materially from management's current expectations include those risks and uncertainties relating to the commercialization of Probuphine, the regulatory approval process, the development, testing, production and marketing of our drug candidates, patent and intellectual property matters and strategic agreements and relationships. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

CONTACTS:

Sunil Bhonsle,

President & CEO

(650) 244-4990

Stephen Kilmer

Investor Relations

(650) 989-2215

skilmer@titanpharm.com